SCHEDULE OF COMMISSIONS
                             -----------------------

               Corporate Incentive Life(SM) (Policy Form 96-300)

                 Premiums Up to 1st      Premiums Up to Next 6
Policy Year      target premium          target premiums            Addt'l Premiums
-----------      --------------          ---------------            ---------------

1                15% Base/2% rider       7.5% base/2% rider         3% base/2% rider

2                15%/2%                  7.5%/2%(1)                 3%/2%(2)

3-10             N/A                     7.5%/2%(1)                 3%/2%(2)

11+              N/A                     N/A                        3%/2%(3)

Notes:

(1) The 7.5% commission rate on the base policy is comprised of 5.5% renewal commission and 2% Transferable Service Fee (TSF). The 2% commission rate on the term rider is comprised of 2% TSF.

(2) The 3% commission rate on the base policy is comprised of 1% renewal commission and 2% TSF. The 2% commission rate on the term rider is comprised of 2% TSF.

(3) The 3% base policy commission rate is comprised of 1% Service Fee Boost
    (SFB) for agents who qualify, and 2% TSF. The 2% commission on the term rider is comprised of 2% TSF.